                                                                   EXHIBIT 10.87

                         DISTRIBUTION AGREEMENT BETWEEN

                 COLLAGEN CORPORATION AND LEDERLE (JAPAN), LTD.

         This Agreement is made as of January 1, 1996 between COLLAGEN CORPORATION, a California corporation with offices at 2500 Faber Place, Palo Alto, California 94303 ("Collagen"), and LEDERLE (JAPAN), LTD., a Japanese limited liability company with offices at 10-3, Kyobashi, 1- Chome, Chuo-Ku, Tokyo, Japan ("Distributor").

         Collagen is in the business of developing, manufacturing and marketing a variety of biomedical products derived from highly purified animal source collagen protein, including Zyderm(R) and Zyplast(R) Collagen Implants which are used for dermal augmentation and the correction of skin contour deformities. The parties, the agreement between them having expired, desire to prolong the grant of exclusive distribution rights for Zyderm(R) and Zyplast(R) Collagen Implants in Japan on the terms and conditions set forth below for an interim period of eighteen (18) months, during which time the parties will study the possible formation of a jointly owned company in Japan for the sales and marketing of these products and future products of Collagen Inc.

         In consideration of the mutual promises contained herein, Collagen and Distributor agree as follows:

1.      DEFINITIONS:  As used in this Agreement:

        (a) "Products" shall mean Zyderm(R) and Zyplast(R) Collagen Implants as sold by Collagen in the United States and future version of Zyderm(R) and Zyplast(R) Collagen Implants which are developed and marketed by Collagen during the term of this Agreement for use in skin contour correction and dermal augmentation using needle implantation.

        (b)      "Territory" shall mean Japan.

        (c) "Best efforts" shall mean a party's reasonable business efforts consistent with its overall business objectives and commensurate with products of like nature, volume and market potential.

2.      REAPPOINTMENT OF DISTRIBUTOR:

        (a) Exclusive Distributor: Subject to the terms and conditions of this Agreement, Collagen hereby reappoints Distributor, and Distributor accepts such reappointment, as Collagen's exclusive distributor of the Products in the Territory. While Distributor retains its exclusive distribution rights for the Products in the Territory, Collagen shall not itself distribute or sell the Products in the Territory country or authorize or appoint another distributor for the Products in the Territory.

        (b) Independent Contractors: It is understood that both parties hereto are independent contractors and are engaged in the operation of their own businesses. Neither party hereto is to be considered the agent of the other party for any purpose whatsoever, and neither party has any authority to enter into any contracts or assume any obligations for the other party or make any warranties or representations on behalf of the other party.

3.      OBLIGATIONS OF DISTRIBUTOR:

        (a) Registration and Marketing of Products: Distributor agrees to use its best efforts to investigate, maintain government approval for, promote and distribute the Products, at its own expense, in the Territory as soon as feasible after the date of this Agreement, using generally appropriate channels and methods, exercising the same diligence and adhering to the same standards which it employs with respect to their own pharmaceutical products. In particular, Distributor shall at its own expense:

                 (i) Exercise due diligence promptly to initiate and carry out clinical investigations as far as they may be required, to obtain and maintain government approvals to import, register and market the Products in the Territory and to diligently proceed to secure, as may be required from time to time, customs clearances and currency authorizations and any permits necessary therefore in the Territory. Distributor shall keep Collagen generally informed of the regulatory requirements for the Territory.

                 (ii) Submit to Collagen regular monthly offtake forecast for the Products in the Territory and a complete annual marketing plan. Distributor also agrees to update Collagen on a timely basis with information concerning competitive products and procedures.

                 (iii) Use its best efforts to distribute and sell the Products for use only by physicians for treatment of patients in the Territory in compliance with local laws and regulations and good commercial practice and for uses and applications approved by Collagen for the Products.

                 (iv) It is understood that with effect* Collagen will supply Lederle Japan with products in shrink wrapping and with all the appropriate Japanese labels and inserts. Until this time the parties agree to continue with their existing system whereby Collagen provides the products in finished US packaging and Japanese labels, inserts and shrink wrapping are performed at the Distributor's manufacturing premises in Shiki, Prefecture, Japan.



--------------------
* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                         Distributor shall not make any other changes, alterations, modifications or additions to the Products without prior written approval of Collagen.

                         Should the requirement of the Japanese Ministry of Welfare related to Medical Devices change, the parties agree to review these procedures to ensure continued conformity.

        (b) Reports: Distributor shall at its expense submit regular monthly reports to Collagen setting forth sales of the Products by Distributor in the Territory for the previous month (including prices, unit sales and other information as may be reasonably requested by Collagen from time to time).

        (c) The Distributor undertakes to comply with the attached protocols (Exhibit A):

                 (i)      International Marketing Recall Guideline

                 (ii)     International Marketing Shipments to Customers
                          Guideline

                 (iii) International Marketing Receiving of Collagen Products Guideline

                 (iv) International Marketing Report of Technical and Medical Complaints Guidelines

4.      OBLIGATIONS OF COLLAGEN:

        (a) Requirements of Distributor: Collagen shall supply Distributor's requirements for the Products in the Territory, consistent with commitments to its other customers and Distributor's forecasts of its expected requirements for the Products described in Section 3 above. If Collagen believes it will not be able to satisfy Distributor's requirements for the Products, it shall promptly notify Distributor, specifying the reasons for the expected delay and its duration.

        (b) Marketing Support: To assist Distributor in registering and marketing the Products in the Territory, Collagen shall:

                 (i) Provide Distributor, free of charge, with information on marketing and promotional plans of Collagen for the Products as well as copies of all marketing, advertising, sales and promotional literature concerning the Products.

                 (ii) Provide to Distributor, free of charge, training of key personnel in reasonable amounts and upon reasonable prior written notice at Collagen's facility in Palo Alto, California at the request of Distributor concerning the quality control, storage, transportation, marketing, advertising, promotion, distribution and sale of the Products, provided that Distributor shall be responsible for all transportation and lodging costs of personnel attending such training.

                 (iii) Provide to Distributor, free of charge, certificates of analysis concerning the Products purchased by Distributor, certificates of free sale, trademark authorizations and any other documents which Distributor may require for registration purposes, at Distributor's request.

        (c) Trademark License: Collagen hereby grants to Distributor the exclusive right and license to use Collagen's trademark Zyderm(R) and Zyplast(R) for the Products and any trademark in the Territory, but only in connection with sales of the Products purchased from Collagen in the Territory.
                 Distributor shall be required to use Collagen's trademark with respect to all sales of the Products. Such trademark license shall continue in effect for the Territory while Distributor retains its distribution rights in the Territory. All right, title and interest to Collagen's trademark (except the right to use such trademark set forth herein) shall remain with Collagen. Distributor shall not have the right to use Collagen's name in any advertising or promotion or otherwise without Collagen's prior written consent. Upon Distributor's request Collagen shall at its expense file trademark registrations in the Territory.

        (d) New Products: If Collagen at any time within the lifetime of this Agreement or any renewals thereof, develops other products for soft tissue augmentation or skin contour correction applications, it shall notify Distributor of such proposed products in broad outline at as early a date as possible and, in any event, not later than application in the United States by Collagen for an Investigational New Drug or Investigational Device Exemption (IND or IDE). Collagen shall, not later than the application for such IND or IDE in the United States, offer Distributor the exclusive distribution rights for such new products in the Territory, providing a draft of the proposed distribution agreement. Collagen shall also supply additional information to Distributor concerning such new product as may be reasonably necessary in Collagen's judgment and as may be requested by Distributor to enable Distributor to make a reasoned decision as to acceptance of Collagen's offer setting forth the terms on which Collagen is willing to grant distribution rights for such proposed products.

                 If Collagen and Distributor have not entered into a final distribution agreement for such products within ninety (90) days after Distributor's receipt of such draft, Collagen shall be free to market such new products in the Territory itself or through third parties.

5.      TERMS AND CONDITIONS OF SALE:

        (a) Terms of Orders: All purchases of the Products by Distributor from Collagen during the term of this Agreement shall be subject to the terms and conditions of this Agreement and to Collagen's Terms and Conditions of Sale, provided that in the event of any conflict between the terms of this Agreement and the Terms and Conditions of Sale of Collagen, this Agreement shall be controlling. A copy of

                 Collagen's Terms and Conditions of Sale is attached hereto as Exhibit B. Any printed or standard terms and conditions contained in Distributor's purchase order form shall be disregarded. All purchase orders submitted by Distributor to Collagen shall be subject to acceptance by Collagen at its offices at Palo Alto, California, which acceptance shall not be unreasonably held.

        (b) All quantities of the products packed from Collagen by Distributor shall be in the form of finished US packaging until March 1996: subsequently Collagen will produce in US packaging with Japanese labeling and Japanese pack inserts, to be shrink wrapped in Fremont, California. The product will be shipped to Japan in this fashion and re-sold by the Distributor who will not break the shrink wrapping.

        (c) Quality Control: Quality Control procedures in place will continue until March 1996. Subsequently Distributor will check each product on a random basis twice a year.

        (d) Price and Payment: Collagen shall sell the Products for the following prices:

                 Code                   Product                 US$
                 ----                   -------                 ---
                  *                        *                     *

                 In the event of a * Agreement not being signed by December 1996 all prices shall increase by * effective January 1, 1997. Both parties agree that Collagen may continue to increase their selling price thereafter in the event a * has not been signed up to a maximum of * of the US list price as at February 1, 1994 (Exhibit C). All taxes, fees, duties and other charges with respect to the sale by Collagen to Distributor of the Products (excluding income taxes, franchise taxes and taxes based on income) shall be paid by Distributor or reimbursed by Distributor to Collagen. All payments must be paid within sixty (60) days after the date of shipment of the Products to Distributor. If Distributor fails to make any payment to Collagen when due, Collagen may, without affecting its rights under this Agreement, cancel or delay any future shipments of the Products to Distributor. All payments to Collagen pursuant to this Agreement shall be made in United States currency.

                 Collagen undertakes to continue to provide the * bonus goods up to and including February 1996.

        (e) Warranty: Collagen warrants that the Products sold to Distributor will at all times comply with the requirements of and regulations adopted pursuant to the U.S. Federal Food Drug and Cosmetic Act.





--------------------
* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                 Collagen further represents and warrants and hereby agrees to hold Distributor harmless from any and all liability, causes of action, damages and/or judgments, including but not limited to attorney's fees, costs and expenses, which may arise out or due to Collagen's actions in not manufacturing the Products for Distributor in accordance with applicable U.S. Food and Drug Administration ("FDA") rules and regulations and/or in accordance with the IDE/PMA filed and amended by Collagen with respect to the Products which have been approved by the FDA. Collagen will provide, when requested by Distributor, certification that to the best of its knowledge it is in compliance with U.S. laws, statutes, rules, regulations and relevant orders relating to the manufacture, use, distribution and sale of the Products. If Distributor finds any deficiency in quantity and/or any defect in quality of the Products delivered hereunder, Distributor shall promptly give Collagen written notice of such deficiency or defect, and Collagen, upon receiving such notice shall discuss deficiency or defect with Distributor and will work with Distributor to insure Collagen's obligations under this Agreement with regard to quantity and quality of supply are being met. Distributor shall be not obligated to pay for Products with any claimed deficiencies or defects until such claims are resolved. In the event Collagen agrees that such defect in quality and/or quantity are its responsibility, then Collagen shall promptly and without charge to Distributor make up for such deficiency and/or replace such defective Products with the Products meeting specifications for Products. Collagen shall bear the costs of return of such defective Products to Collagen.
                 EXCEPT AS SET FOR ABOVE, COLLAGEN MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

        (e) Collagen will continue to furnish from time to time samples for testing as may be requested by the Japanese authorities free of charge.

                                           *

7. CONFIDENTIAL INFORMATION: Collagen and Distributor agree that during the term of this Agreement and for a period of * years thereafter each shall keep completely confidential and shall not publish or otherwise divulge or use for its own benefit or for the benefit of any third party any information of a proprietary nature furnished to it (the "receiving party") by the other party (the "disclosing party") without the prior written approval of the disclosing party in each instance, except to the extent that it is necessary to divulge such information for the purposes of this Agreement or the obtaining of governmental approval for the investigation or marketing of the Products. Nothing in this Section 7 shall prevent disclosure or use of information (i) already known to the receiving party; (ii) which is or becomes public knowledge (iii) which is properly acquired by the





--------------------
* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

        receiving party from a third party having the right to convey such information. Information of a proprietary nature shall include but not be limited to information concerning a party's products, proposed products, marketing plans, methods of manufacture, customers or any other information or materials in whatever form not generally known to the public.

8.      DEFENSE OF LEGAL ACTIONS AND INDEMNIFICATION:

        (a) Legal Actions: Distributor agrees that Collagen shall have the right to defend, or at its option to settle, any claim, suit or proceeding brought against Distributor or its customers on the issue of infringement of any United States or foreign patent or trademark by reason of the Products sold hereunder or the use thereof, subject to the limitations hereinafter set forth. Collagen shall have sole control of any such action or settlement negotiations, and Collagen agrees to pay, subject to the limitations hereinafter set forth, any final judgment entered against Distributor or its customers on such issue. Distributor agrees that Collagen at its sole option shall be relieved of the foregoing obligations unless Distributor or its customers notifies Collagen in writing within fifteen (15) days after it becomes aware of any such claim, suit or proceeding and gives Collagen authority to proceed as contemplated herein, and, at Collagen's expense, gives Collagen proper and full information and assistance to settle and/or defend such claim, suit or proceeding. Notwithstanding the foregoing, Collagen assumes no liability for any modification or combination of the Products with other products or for any unauthorized or improper use or application of the Products.

        (b) Indemnification: Collagen and Distributor each agree to indemnify and hold the other party harmless from and against any and all claims made by any person or entity arising out of the manufacturing, testing, marketing, distribution and sale of the Products, where and to such extent the damages are alleged to have been caused by the fault of such party or its employees or agents. Collagen hereby indemnifies and holds Distributor harmless from and against any and all claims made against Distributor where and to the extent that damages are alleged to have been caused by previously unknown or undetected adverse effects or counterindications disclosed by Collagen in its package insert (as updated from time to time) or in U.S. registration applications for the Products provided to Distributor or as Collagen may otherwise notify Distributor from time to time without any fault of Distributor.

9.      TERMINATION:

        (a) Term and Renewal: This Agreement shall commence on the date first set forth above and shall continue in effect and until either the * between the parties is





--------------------
* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                 constituted, or the parties agree to an alternative way of doing business together, but no longer than June 30, 1997.

         (b)     Termination:

                 (i) Either party may, at its option, terminate this Agreement by giving to the other not less than sixty
                         (60) days prior written notice in the event that the other party shall at any time commit a breach of any of its material obligations hereunder and shall fail to correct such breach during the period of said notice. This Agreement shall terminate automatically without further notice or action by either party if the other party shall become insolvent, shall make or seek to make an arrangement with or an assignment for the benefit of creditors, or it proceedings in voluntary or involuntary bankruptcy shall be instituted by, on behalf of or against such other party, or if a receiver or trustee of such other party's property shall be appointed.

        (c) Effect of Termination: Distributor shall terminate all distribution activities in the Territory immediately upon any termination due to its default or insolvency. The obligations of Collagen and Distributor pursuant to Sections 7 and 8 of this Agreement shall survive any termination of this Agreement. Nothing herein shall limit any remedies which a party may have for the other's default, except as set forth in
                 Section 10(e).

10.     GENERAL PROVISIONS:

        (a) Governing Law: This Agreement shall be governed by and interpreted in accordance with the laws of the State of California.

        (b) Entire Agreement: This Agreement represents the entire agreement and understanding of Collagen and Distributor with respect to distribution of the Products, supersedes all previous agreements and understandings related thereto and may only be amended or modified in writing signed by authorized representatives of Distributor and Collagen.

        (c) Assignment: Neither Collagen nor Distributor shall assign any of its rights or obligations pursuant to this Agreement except to a successor to substantially all of its business by merger or other form of reorganization.

        (d) Notices: Any notice required or permitted to be given hereunder shall be sent by prepaid registered air mail, return receipt requested, addressed to the parties at their respective addresses as the parties may designate in writing. Notice, including notice of change of address, shall be deemed served fourteen (14) days after deposit in the mail, provided that such notice is also sent by telex, telegram or delivered in person at the time of transmittal.

        (e) Limitation of Damages: In no event shall either party be liable to the other for incidental or consequential damages, even if such party shall have been advised of the possibility of the same.

        (f) Force Majeure: Each of the parties hereto shall be excused from the performance of its obligations hereunder in the event such performance is prevented by force majeure, and such excuse shall continue so long as the condition constituting such force majeure continues plus thirty (30) days after the termination of such condition. For the purposes of this Agreement, force majeure is defined to include causes beyond the control of Distributor or Collagen, including without limitation acts of God, acts, regulations or laws of any government, war, civil commotion, destruction of production facilities or materials by fire, earthquake or storm labor disturbances, epidemic and failure of public utilities or common carriers.

        (g) Shareholders not liable: Shareholders of Distributor and Collagen shall have no responsibility or liability with respect to rights and obligations contained in this Agreement.





/s/ COLLAGEN CORPORATION                   /s/ LEDERLE (JAPAN), LTD.

                                    EXHIBIT A
                                    ---------


                    INTERNATIONAL MARKETING RECALL GUIDELINE



In the event that Collagen Corporation should determine the recall of a product or product lot, this will be advised to the distributor by fax.

The distributor will:

1. Recover from customer, whenever possible, unused product and keep it in quarantine in his warehouse, pending decision from Collagen Corporation. Collagen may, at its discretion, either credit product quarantined or replace it.

2. Distributor undertakes, if requested, to provide proof of destruction of quarantined product and to report back to Collagen product successfully recalled from field or warehouse.

25 May 1995

                             INTERNATIONAL MARKETING

                        SHIPMENTS TO CUSTOMERS GUIDELINE



A. Gel ice bags shall be placed along the inside styrene walls of the shipping carton. To avoid freezing the product, it shall not be packed with the gel ice bags until they thaw to the acceptable shipping temperature range.

        1. The ice bag temperature is measured by sandwiching a temperature probe between 2 ice bags until the probe meter is stable and resting within the correct ice shipping range of -2(Degrees) to 0(Degree) C.

B. Syringes can sit in a controlled room-temperature environment (up to 27(Degrees) C) for a maximum of 8 hours in preparation for shipment.

C. Products sealed into cartons designed as above (A) can be considered protected from unacceptable temperatures for at least 3 days.

D. The objective when shipping collagen is to provide maximum protection. The following instructions shall be visible on all shipping documentation in an appropriate language:


            Products are perishable and packed with gel ice bags. If
                    delayed, place cartons in refrigeration:
                               -2 to -8 Degrees C
                           DO NOT DELAY. DO NOT FREEZE

25 May 1995

                             INTERNATIONAL MARKETING

                    RECEIVING OF COLLAGEN PRODUCTS GUIDELINE



A. Upon receipt open each Shipping carton and confirm that the syringes are still "cool" to the touch (between 2(Degrees) - 25(Degrees) C). If the product feels "warm" notify the Export Supervisor, (ES) at once for further instructions:

B. Verify the contents of each carton e.g., Collagen code and lot number, expiration date and quantity. Report any discrepancies to the ES immediately for further instructions.

C. Immediately following receiving inspection, all syringes shall be stored between 2(Degrees) - 10(Degrees) C.

D.      Styrene shipping cartons and gel ice refrigerant bags are re-usable.



25 May 1995

                             INTERNATIONAL MARKETING

              REPORT OF TECHNICAL AND MEDICAL COMPLAINTS GUIDELINES


DEFINITIONS:

Complaint - Information received that constitutes a complaint refers to any written or oral expression of dissatisfaction relative to the identity, quality, durability, reliability, safety, effectiveness, or performance of one of Collagen Corporation's marketed products.

Technical Complaint - Complaints of a technical nature are complaints that are not of a medical nature, e.g. complaints regarding the syringe, syringe cap, needles, etc.

Medical Complaint - Complaints of a medical nature are those complaints that involve a human being.


GUIDELINES:

        A.     Technical Complaints

               Technical complaints from national customers should be forwarded to the International Marketing Specialist, ensuring that sufficient information is available for investigation by Collagen Corporation.

        B.     Medical Complaints

               Medical complaints should be forwarded to the Medical Specialist within 48 hours of initial receipt of information, using the attached form (International Clinical Report). Distributors are responsible for submitting local reports to their regulatory agencies in accordance with local regulations.




25 May 1995

                                Exhibits B and C

                      COLLAGEN TERMS AND CONDITIONS OF SALE

Ordering          Call Collagen Biomedical toll free at 1-800-227-8933; in
Procedure         Alaska call collect at 415-856-0200; or write Collagen
                  Biomedical, 2500 Faber Place, Palo Alto, California 94303. For faster service, please have your customer account number ready.

---------------------------------------------------------------------------------------------------------------------
Pricing and Catalog Numbers

            Product
            Code         Description                                            Volume         Supplied       Price
            ---------------------------------------------------------------------------------------------------------

             *            *                                                       *              *            *

            ---------------------------------------------------------------------------------------------------------



                      (Prices effective February 1, 1994 and subject to
                 change without notice).  Quantity lot pricing is available.
                      Please contact our sales representative for details

    -----------------------------------------------------------------------------------------------
     Notes:     1.    Payment terms:*
                2.    Shipping:  FOB shipping point.  Transportation charges will be prepaid and added to the invoice.
                3.    Please note expiration date on boxes.  Length of product stability is based ongoing stability studies.
                4.    Collagen Biomedical has an expired materials policy which may be utilized if appropriate conditions are met.  Please contact your sales representative for details.
    ------------------------------------------------------------------------------------------------


                DO NOT FREEZE.  Collagen implants should be stored at standard refrigerator temperatures.


--------------
  * Material has been omitted pursuant to a request for confidential treatment. Such material has been separately filed with the Securities and Exchange Commission.